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                                                                   Exhibit 10.23

                                    LEASE


      THIS LEASE ("Lease"), made the 1st day of September, 1994, between DIANNE R. MARTZ, ("Landlord") and HORIZON HEALTH SYSTEMS, INC., a Tennessee corporation ("Tenant")

                             W I T N E S S E T H:
                             --------------------

      1. Premises, Term, and Rent. Landlord leases to Tenant and Tenant leases from Landlord the first floor (other than common areas and the portion thereof being leased to Ren Corporation-USA) (the "Premises") of the structure located at 6820 Charlotte Pike, Nashville, Tennessee (the "Building"). The Premises contain approximately 16,930 square feet. The term of this Lease shall be from the 1st day of November, 1994 to the 31st day of October, 1999, at an annual rental of $215,857.50, payable in monthly installments of $17,988.13 each, which rental Tenant covenants to pay as and when due. All monthly installments ("monthly rental") shall be paid in advance, on or before the last day of each month, without demand, to Landlord at the address set forth hereafter. If not paid when due said rental shall bear interest at the maximum legal contract rate. (Each period commencing on November 1 and ending on the next October 31 is referred to herein as a "Lease Year".)

      2. Appurtenances. Landlord grants to Tenant and covenants that Tenant shall have during the term of this Lease, at no additional cost to Tenant, the non-exclusive use of the parking spaces in the parking lot adjoining the Building and the non-exclusive use of any and all public restrooms, elevators, and common areas. Landlord will furnish Tenant with cards so as to enable Tenant and its employees to use the Building's security system.

      3. Renewal Term. Provided Tenant is not then in default hereunder, Tenant may at its option renew this Lease for one (1) five (5) year period commencing on the 1st day of November, 1999, upon all terms, conditions, and obligations set forth herein except as provided in Section 4 hereof. Tenant shall provide Landlord with notice at least ninety (90) days before the expiration of the original term of this Lease if it desires to exercise said option.

      4. Renewal Rent. Base Rental during the renewal term will be as follows:

      (a) Landlord and Tenant shall first attempt to agree, prior to ninety days before the expiration of the initial term, on the annual rental to be paid during the renewal term should Tenant exercise its option to renew. In the event Tenant and Landlord are unable to agree on such rental, if Tenant exercises its option, the annual rental that Landlord shall pay during such extended term shall be $213,817.50 per year plus any increase as determined in accordance with the provisions of subdivision (b) of this Section.

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     (b)  (1) As promptly as practicable after the end of the initial term of this Lease (or the immediately preceding renewal term, as appropriate), Landlord shall compute the increase, if any, in the cost of living since the commencement of this lease based upon the Consumer Price Index--United
States (1982 = 100), All Urban Consumers (the "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor.

          (2) The Index number for the month immediately preceding the commencement of this Lease, shall be the "base Index number", and the corresponding Index number for the first month of the renewal term in question shall be the "current Index number."

          (3) The current Index number shall be divided by the base Index number. From the quotient thereof, there shall be subtracted the number 1, and any resulting positive number multiplied by 100 shall be deemed to be the percentage of increase in the cost of living.

          (4) The percentage of increase multiplied by $213,817.50 shall be the increase required to be determined by subdivision (a) of this Section.

          (5) Landlord shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give Tenant notice of any increase so determined, and Landlord's computation thereof shall be conclusive and binding (but shall not preclude any adjustment that may be required in the event of a published amendment of the Index figures upon which the computation was based) unless Tenant shall, within sixty (60) days after the giving of such notice, notify Landlord of any claimed error therein.

     (c) The annual rent, as so determined (i.e., the aggregate of $213,817.50 and the "increase" calculated in accordance with subparagraphs
(1) to (4) of subdivision (b) of this Section, inclusive, shall be due and payable to Landlord in equal monthly installments commencing with the first month of the renewal term in question (any retroactive payments then due being payable within five days after giving of such notice), and in the event of any subsequent redetermination of such amount the adjustment thus indicated shall be made promptly between Landlord and Tenant.

     (d) If publication of the Index shall be discontinued, the parties shall thereafter accept comparable statistics on the cost of living for the City of Nashville, Tennessee, they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties. In the event of (1) use of comparable statistics in place of the Index as above mentioned, or (2) publication of the Index figure at other than monthly intervals, there shall be made in the method of computation herein provided such revisions as the circumstances may require to carry out the intent of this Section.


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      5.    Additional Rent. For the purposes of this Section, the term,
"Base Year Expenses" shall mean the sum total of the following expenses ("Expenses") attributable to the first Lease Year: All real estate taxes and special assessments levied on the real property of which the Premises are a part, fire and casualty insurance premiums, utilities that are not separately metered to tenants, and all other expenses of maintaining and operating the Building and the property of which the Building is a part to be borne by Landlord pursuant to Section 7 or otherwise. Tenant agrees to pay to Landlord as additional rent in all Lease Years after the first Lease Year. Tenant's pro-rata share (based on square footage) of the amount by which the sum of the foregoing Expenses exceed Base Year Expenses.

      Expenses shall not include costs incurred in connection with capital improvements, except to the extent that capital improvements result in a decrease in Expenses. Moreover, it is not intended that Tenant be required to pay its share of any increased tax assessments resulting from additional improvements constructed for other tenants in the Building after the Building has been fully completed and assessed.

      Landlord shall be entitled to estimate the total amount of Expenses to be paid by Tenant during each Lease Year and, upon notice to Tenant of such estimate, to collect such estimate in twelve (12) equal installments, each such installment to be due and payable with each monthly rental installment payable under this Lease.

      Within a reasonable time after the end of each Lease Year, Landlord shall submit to Tenant a statement of the actual amount of Expenses and amount due from Tenant hereunder for such Lease Year, and within thirty (30) days after receipt of such statement, Tenant shall pay the difference between the actual amount owed and the estimates paid during such Lease Year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next monthly rental installments. Tenant may review Landlord's records relating to Operating Expenses, at Tenant's expense, during normal business hours.

      6. Lessee's Repairs and Utilities. Tenant will keep the Premises, including without limitation, interior walls, floors, same are at the commencement of this term or may be put in during the continuance thereof, reasonable wear and tear and damage by fire, other casualty, or condemnation excepted, and will promptly replace all glass broken during the said term with glass of the same quality.

      To the extent separately metered to Tenant, Tenant shall be responsible for the payment of all bills and/or assessments for electrical, natural gas, water and sewer and other utilities serving the Premises. To the extent that Landlord shall be billed for any such services by the provider thereof Tenant shall reimburse Landlord for the amount thereof within fifteen (15) days of being furnished with a statement from Landlord with respect thereto. If the amount due as shown on such statement is not paid when due, it shall bear interest at the maximum legal contract rate until paid.


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     7. Lessor's Repairs. Landlord shall maintain and keep in good repair and working order the roof, exterior walls, sprinkler system, HVAC system, electrical wiring, and plumbing system of the Building, the adjoining yard and parking lot, and all underground water and sewerage pipes. Landlord will keep the Building insured against damage by fire and other casualty. Landlord will furnish Tenant with janitorial service.

     8. Right of Entry. Landlord may at reasonable times and on reasonable notice to Tenant enter the Premises to inspect them and make any repairs required by Section 7 or required by Section 6 that Tenant has failed to make, and during the ninety (90) days preceding the expiration of this Lease, may show the Premises to persons who may wish to lease same, provided Tenant's occupancy is not interfered with. If Landlord makes any repairs required to be made by Tenant under Section 6, Tenant shall pay Landlord as additional rent a sum equal to the amounts expended by Landlord plus interest thereon at the maximum legal contract rate within ten (10) days after Landlord presents Tenant with a statement setting forth the repairs made and the amounts expended.

     9. Renovations and Alterations of Premises. Subject to Landlord's approval of all plans and specifications for material renovations and alterations and subject to the condition that Tenant shall allow no lien to be place against the Premises [of the Building], Tenant shall have the right, as its sole cost and expense, to renovate, alter, and use the Premises in connection with its business and to make related improvements. All alterations, additions, repairs, replacements and improvements made to or upon the Premises shall be deemed to be part of the Premises and shall become the property of Landlord upon the expiration or termination of this Lease; provided, however, that trade fixtures, machinery, and equipment that are installed by Tenant and removable without materially injuring the Premises shall remain the property of Tenant.

     10. Fire or Other Casualty. If the Premises should be damaged or destroyed by fire or other casualty so as to cause a material alteration in the character of the Premises and to prevent Tenant from using them in substantially the manner theretofore used, either Landlord or Tenant may terminate this Lease upon giving notice to the other within fourteen (14) days after the casualty occurs. Should such termination occur on any day other than the last day of a monthly rental period, any unearned prepaid rental shall be refunded to Tenant.

     If the Premises are materially damaged by fire or other casualty and neither party elects to terminate this Lease, or if the Premises should be damaged by fire or other casualty and still be fit for Tenant's continued use in substantially the same manner as theretofore used, then this Lease shall continue in effect and the Premises shall be restored by Landlord. If the event causing damage was not caused by the fault of Tenant, while such restoration is in progress, Tenant shall be entitled to a fair and appropriate abatement of the rental to be paid, said abatement to be based on the amount and value of the Premises used by Tenant. Should the damage necessitating such restoration occur on any day other than the last day of a monthly rental period, then the amount of prepaid rental to be refunded to Tenant shall be


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based on the amount and value of undamaged space used by Tenant during the remainder of said monthly rental period.

      11. Surrender of Premises. At the expiration of the term of this Lease, Tenant shall peaceably yield up to Landlord the Premises and all erections and additions made thereto except as hereinbefore provided, in good repair in all respects, reasonable use, wear and tear and damage by fire or other casualty or by condemnation excepted.

      12. Holding Over. Should Tenant hold over the term hereby created with the consent of Landlord, Tenant shall become a tenant from month to month at the monthly rental then payable hereunder and otherwise upon the covenants and conditions in this Lease contained, and shall continue to be such tenant until thirty (30) days after either party serves upon the other notice of intention to terminate such monthly tenancy. Should such termination occur on any day other than the last day of any rental period, any unearned prepaid rent shall immediately following surrender of the Premises to the Landlord, be refunded to Tenant.

      13. Use of Premises. The Premises shall be used only for general office use and purposes relating to Tenant's business as now conducted. Tenant will not, however, at any time use or occupy the Premises in violation of laws, ordinances, or regulations of any government or agency having jurisdiction or in violation of Landlord's insurance contract(s).

      14. Insurance. All property of any kind that may at any time be used, left or placed on the Premises during the term of this Lease shall be at the sole risk of the Tenant. Tenant shall carry contents coverage insurance on its contents.

      To the extent not covered by insurance, Tenant will save, indemnify and hold Landlord free and harmless from any and all liability or any injury, loss, or damage to person or property arising out of any cause associated with its business or use of the Premises, including its omission to act.

      Tenant agrees to provide public liability insurance naming Landlord as additional insured to protect Landlord from loss customarily covered by such insurance in at least the following amount:

                      $1,000,000 - Combined Single Limit

      15. Quiet Enjoyment. As long as Tenant is not in default hereunder, Landlord covenants that Tenant shall peaceably hold and enjoy the Premises, subject to the terms of this Lease. All entrances, exits, approaches, and means of entrance and approach, and all access to light and air now enjoyed by the Premises, shall be and remain intact and uninterrupted by any act of Landlord during the term of this Lease.


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      16.   Eminent Domain. If the whole of the Premises shall be taken or condemned by any competent authority for any public use or purpose or if such portion thereof shall be taken or condemned as shall materially change the character of the Premises so as to prevent Tenant from using them in substantially the same manner as theretofore used, the term hereby granted shall cease on the day prior to the taking of possession by such authority or the day prior to vesting of title in such authority, whichever first occurs, and an appropriate pro rata portion of any rent paid in advance by Tenant shall be refunded.

      If a portion of the Premises shall be condemned or taken, and if such taking does not result in a material alteration in the character of the Premises so as to prevent Tenant from using them in substantially the same manner as theretofore used, then this Lease shall continue in effect, and any damage to the Premises shall be repaired by Landlord. After the date Tenant is required to surrender possession of the portion taken, the rental payable hereunder shall be reduced in proportion to the decrease in the fair rental value of the Premises.

      If all or a portion of the adjoining parking area shall be condemned or taken so as to deprive Tenant of necessary parking or so as to in some other way materially affect the Tenant's ability to conduct its business, then Tenant may at its option cancel and terminate this Lease upon giving the Landlord notice within thirty (30) days of such taking. In the event Tenant shall elect not to cancel and remain in possession and occupation of the Premises, however, the terms and conditions of this Lease shall remain in full force and effect.

      The entire award of damages or compensation for a taking of the Premises, whether such taking be in whole or in part, shall belong to and be the property of Landlord, except for such compensation as may be made for Tenant's moving or relocation expenses, Tenant's business interruption losses, and for the taking of Tenant's trade fixtures, which compensation shall belong to and be the property of Tenant.

      If the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, this Lease shall continue in full force and effect without reduction or abatement of rent, and the rights of the parties shall be unaffected by the other provisions of this Section. In the event of such temporary taking the entire award of damages in respect of the Premises shall belong to Tenant and Landlord assigns Tenant any and all interest it may have in such award. To the extent Tenant is prevented by such temporary taking or occupancy from fulfilling its obligations hereunder, Tenant's failure to do so shall not be deemed a default under this Lease.

      17. Assignment and Subleasing. The Tenant may not assign or encumber this Lease or sublet the Premises, either in whole or in part, without the prior written consent of Landlord and of Ren Corporation-USA or its assigns so long as it or its assigns is the beneficiary of the first deed of trust encumbering the real property of which the Building is a part. Such consent will not be unreasonably withheld. Consent to one assignment or subletting will not be deemed a consent to any other. The transfer of the majority of the


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voting stock of Tenant if Tenant is a corporation, the transfer of a majority of the partnership interests in Tenant if Tenant is a partnership, and any transfer by operation of law will be deemed "assignments" requiring
Landlord's consent. In the event of any assignment or subleasing, Tenant shall remain fully responsible under this Lease.

     18. Attorney's Fees. In the event it becomes necessary for Landlord to employ an attorney to enforce collection of the rents agreed to be paid, or to enforce compliance with any of the covenants or agreements herein contained, Tenant shall be liable for reasonable attorney's fees, costs and expenses incurred by the Landlord.

     19. Notice. Any notices required to be sent hereunder shall be hand delivered or sent by certified mail to the following addresses:

     LESSOR:                  Dianne Martz
                              401 Wayside Court
                              Nashville, TN 37205

     LESSEE:                  Horizon Health Systems, Inc.
                              6820 Charlotte Pike
                              Nashville, TN 37209

     A copy of any such notice will be sent to Ren Corporation-USA at 6820 Charlotte Pike, Nashville, Tennessee 37209 or such other address as Ren Corporation-USA may designate.

     20. Default and Remedies. Each of the following events shall constitute a default or breach of this Lease by Tenant:

          (a) If Tenant, or any successor or assignee of Tenant while in possession, shall file a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or shall voluntarily take advantage of any such act or shall make assignment for the benefit of creditors.

          (b) If involuntary proceedings under any bankruptcy laws or insolvency act shall be instituted against Tenant, or if a receiver or trustee shall be appointed for all or substantially all of the property of Tenant, and such proceedings shall not be dismissed or the receivership or trusteeship vacated within sixty (60) days after the institution or appointment.

          (c) If Tenant shall fail to pay Landlord any rent or additional rent together with any interest thereon within (5) days after Landlord notifies Tenant that it is unpaid.

          (d) If Tenant shall fail to perform or comply with any of the other conditions of this Lease within thirty (30) days after notice by Landlord to Tenant specifying the condition to performed or complied with; or, if the performance cannot be reasonably


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had within the 30-day period, Tenant shall not in good faith have commenced performance within the 30-day period and shall not diligently proceed to completion of performance.

      In the event of any default hereunder, Landlord at any time thereafter, may re-enter the Premises and expel, remove, and put out Tenant or any person or persons occupying the Premises and may remove all personal property therefrom. Upon re-entry Landlord may, at its option, relet the Premises or any part thereof as the agent of Tenant, and Tenant shall pay Landlord the difference between the rent hereby reserved for the portion of the term remaining at the time of re-entry and the amount received under such reletting for such portion of the term. Upon re-entry Landlord may at its option, terminate this Lease and at any time thereafter recover from Tenant all sums then due as well as the amount by which all rent and other payments to be made by Tenant exceed the reasonable rental value of the Premises for the remainder of the Lease term.

      All actions taken by Landlord pursuant to this Section shall be without prejudice to any other remedies that otherwise might be used for the collection of arrears of rent or for the preceding breach of covenant or conditions.

      Landlord may elect, but shall not be obligated, to comply with any condition, agreement, or term required hereby to be performed by Tenant, and Landlord shall have the right to enter the Premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected or remedied, but any expenditure for such correction by Landlord shall not be deemed to waive or release the default of Tenant or the right of Landlord to take any action as may be otherwise permissible hereunder in the case of any default.

      21. No Waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed a waiver of any preceding breach of any obligation hereunder by Tenant other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by Landlord shall not constitute a waiver of any other breach regardless of knowledge thereof.

      22. Gender. Wherever appropriate herein, the words "Landlord" and "Tenant" and the pronouns referring thereto, shall be construed singular or plural, masculine, feminine, or neuter as the facts warrant.

      23. Broker. Landlord and Tenant warrant that they have dealt with no broker in connection with this Lease.

      23. Waiver of Subrogation. Landlord and Tenant hereby waive all rights of recovery and causes of action that either has or may have or that may arise hereafter against the other, whether caused by negligence, intentional misconduct, or otherwise, for any damage to premises, property or business caused by any perils covered by fire and extended coverage, building, contents, and business interruption insurance, or for which either party


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

may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, that the foregoing waivers shall apply only to the extent of any recovery made by the paries hereto under any policy of insurance now or hereafter issued, and further provided that the foregoing waivers shall be ineffective if they invalidate any policy of insurance of the parties hereto, now or hereafter issued. Landlord and Tenant will use their best efforts to have their respective insurance companies waive their rights of subrogation as contemplated herein.

      24. Signs. Tenant shall have the right to erect, affix or paint signs on or about the Premises and the right at its option to remove said signs upon the termination of this Lease, it being agreed that Tenant shall repair any damage to the exterior of the Building caused by the removal of said signs.

      25. Subordination. Upon written notice by Landlord to Tenant, this Lease shall be and become subject and subordinate to any and all mortgages or deeds of trust now existing, or that hereafter may be executed, covering the Building or the Premises, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon, and subject to all the terms and provisions thereof. Tenant agrees to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to insure the subordination of this Lease to any such mortgages or deeds of trust. Tenant acknowledges that this Lease will be subject and subordinate to the first deed of trust in favor of Ren Corporation-USA.

      26. Estoppel Letters. Either party hereto shall at any time and from time to time upon not less than ten (10) days prior written notice from the other execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the dates to which the rental and other charges are paid in advance, if any, and acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of the other party hereunder, and that no event has occurred that, by the giving of notice or the passage or time or both, would constitute a default, or specifying such defaults or events if they are claimed. Any such statement requested by either party may be relied upon by any prospective purchaser or encumbrancer of the Building or the Premises. Failure of a party to deliver such statement within such time shall be conclusive upon such party that this Lease is in full force and effect, without modification, except as may be represented by the requesting party, that there are no uncured defaults in the requesting party's performance, and that not more than two months rental has been paid in advance. Ren Corporation-USA or its assigns may request such an estoppel certificate and will be provided copies of all other such certificates as long as it or its assigns is the beneficiary of the first deed of trust encumbering the real property of which the Building is a part.


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     27.  Entire Agreement. The entire understanding between the parties is set out in this Lease, this Lease supersedes and voids all prior proposals, letters and agreements, oral or written, and no modification or alteration of this Lease shall be effective unless evidenced by an instrument in writing signed by both parties. The law of the State of Tennessee shall be applicable.

     28. Heirs, Successors and Assigns. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto.

     29. Memorandum Lease. This Lease shall not be recorded, but, upon the request of either party, a short form lease will be executed and recorded.

     IN WITNESS WHEREOF, the parties hereto have set their respective hands or caused this instrument to be duly executed on or as of the day and date first above written.


                                       LESSOR:

                                       /s/ Dianne Martz
                                       -------------------------
                                       DIANNE MARTZ


                                       LESSEE:

                                       HORIZON HEALTH SYSTEMS, INC.

                                       By:  /s/ Dianne R. Martz
                                            -------------------------
                                            Title: President


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